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                                                                  EXHIBIT 99(a)


                             RENAL CARE GROUP, INC.
              THIRD AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN

                                    ARTICLE 1
                                     PURPOSE

         1.1 GENERAL. The purpose of the Renal Care Group, Inc. Amended and Restated 1996 Stock Incentive Plan (the "Plan") is to promote the success, and enhance the value, of Renal Care Group, Inc. (the "Company"), by linking the personal interests of its key employees and consultants to those of Company stockholders and by providing its key employees and consultants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees and consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of restricted stock and stock options from time to time to selected officers and key employees and consultants.

                                    ARTICLE 2
                                 EFFECTIVE DATE

         2.1 EFFECTIVE DATE. The Plan first became effective upon approval of the same by the Board of Directors of the Company (January 15, 1996) (the "Effective Date"), as approved by the sole stockholder of the Company. The first amendments to the Plan were approved by the Board of Directors of the Company on August 15, 1996, and became effective upon approval thereof by the stockholders of the Company at the special meeting of stockholders held on September 27, 1996. The second amendments to the Plan were approved by the Board of Directors on April 10, 1997, and became effective upon approval thereof by the stockholders of the Company at the annual meeting held on June 4, 1997. The third amendments to the Plan were approved by the Board of Directors of the Company on September 4, 1997, which amendments did not require approval by the stockholders of the Company and became effective as of September 4, 1997.

                                    ARTICLE 3
                                   DEFINITIONS

         3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

                  (a) "Award" means any Option or Restricted Stock Award granted to a Participant under the Plan.


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                  (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Cause" means the continued failure by a Participant to substantially perform such Participant's duties of employment after written warnings identifying the lack of substantial performance are communicated to the Participant by the employer that identify the manner in which the employer believes that the Participant has not substantially performed such duties, or the engaging by an Participant in illegal conduct that is materially and demonstrably injurious to the Company, unless otherwise defined in an employment agreement between the Participant and the Company or a Subsidiary in effect on the date of termination in which case "Cause" shall be defined as set forth therein.

                  (e) "Change in Control" means a change in control of the Company after the closing of an initial public offering of Stock registered under the Securities Act on a Registration Statement on Form S-1 of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of a Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, a Change in Control shall also be deemed to have occurred at such time as:

                            (i) any "person" within the meaning of Section 14(d) of the Exchange Act, other than the Company, a Subsidiary, or any employee benefit plan(s) sponsored by the Company or any Subsidiary, is or has become the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 25% or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors;

                           (ii) individuals who constitute the Board immediately prior to any meeting of stockholders (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

                           (iii) upon approval by the Company's stockholders of a reorganization, merger, share exchange or consolidation, other than one with respect to which those persons who were the beneficial owners, immediately prior to such reorganization, merger, share exchange or consolidation, of outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than 75% of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors; or


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                           (iv) upon approval by the Company's stockholders of a
         complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Subsidiary.

                           Notwithstanding the occurrence of any of the foregoing, the Board may determine, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting a Change in Control shall not be so considered. Such determination shall be effective if it is made by the Board prior to the occurrence of an event that otherwise would be or probably will lead to a Change in Control or after such event if made by the Board a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably will lead to a Change in Control. Upon such determination, such event or events shall not be deemed to be a Change in Control for any purposes hereunder, including but not limited to, Section 9.6.

                  (f) "Change in Control Price" means the highest closing price per share paid for the purchase of Stock in a national securities market during the ninety (90) day period ending on the date the Change in Control occurs.

                  (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (h) "Committee" means the committee of the Board described in
         Article 4.

                  (i) "Company" means Renal Care Group, Inc., a Delaware corporation.

                  (j) "Covered Employee" means a covered employee as defined in Code Section 162(m)(3).

                  (k) "Disability" shall mean any permanent disability as defined by Section 22(e)(3) of the Code. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of a Participant's Disability.

                  (l) "Effective Date" has the meaning assigned such term in
         Section 2.1.

                  (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  (n) "Fair Market Value" means the closing price of the shares of Stock on the New York Stock Exchange or other national securities exchange on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by the National Quotation Bureau, Inc. or other national quotation service. If the shares are not traded on an exchange but are traded in the over-the-counter market, Fair Market Value means the closing "asked" price of the shares in the over-the-counter market on the day on which such value is to be determined or, if such "asked" price is not available, the last sales price on such day or, if no shares were traded on such day, on the next preceding day on which the shares were traded, as reported by the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or other national quotation service.




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                  (o) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

                  (p) "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

                  (q) "Option" means a right granted to a Participant under
         Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

                  (r) "Participant" means a person who, as an officer or key employee or consultant of the Company or any Subsidiary, has been granted an Award under the Plan.

                  (s) "Plan" means the Renal Care Group, Inc. Amended and Restated 1996 Stock Incentive Plan, as amended from time to time.

                  (t) "Restricted Stock Award" means Stock granted to a Participant under Article 8 that is subject to certain restrictions and to risk of forfeiture.

                  (u) "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  (v) "Stock" means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to the terms of the Plan including but not limited to Article 10 hereof.

                  (w) "Subsidiary" means any corporation that qualifies as a subsidiary of a corporation under the definition of "subsidiary corporation" contained in Section 424(f) of the Code.


                                    ARTICLE 4
                                 ADMINISTRATION

         4.1 The Plan shall be administered by a committee of directors of the Company (the "Committee") appointed by the Board from time to time and consisting of at least two members of the Board, each of whom shall be both (i) a "non-employee director" as such term is defined in Rule 16b-3 promulgated under Section 16 of the Exchange Act or any successor provision, and (ii) an "outside director" as that term is used in Section 162 of the Code and the regulations promulgated thereunder. In the absence of an appointment of a Committee, the Board shall serve as the Committee.

         4.2 AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to:

                  (a) Designate Participants;

                  (b) Determine the type or types of Awards to be granted to each Participant;



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                  (c) Determine the number of Awards to be granted and the
         number of shares of Stock to which an Award will relate;

                  (d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

                  (e) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Option may be paid in, cash, Stock, or other property, or an Award may be canceled, forfeited, or surrendered;

                  (f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

                  (g) Decide all other matters that must be determined in connection with an Award;

                  (h) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

                  (i) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

         4.3. DECISIONS BINDING. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

                                    ARTICLE 5
                           SHARES SUBJECT TO THE PLAN

         5.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 10.1, the aggregate number of shares of Stock reserved and available for Awards shall be 3,000,000 (which reflects a 3 for 2 stock split in the form of a dividend with a record date of July 7, 1997).

         5.2. LAPSED AWARDS. To the extent that an Award is canceled, terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan.

         5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

         5.4. LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock with respect to one or more Options that may be granted to any one Covered Employee in any one taxable year shall be 150,000 (which reflects a 3 for 2 stock split in the form of a


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dividend with a record date of July 7, 1997), subject to adjustment as set forth in Article 10 hereto.


                                    ARTICLE 6
                                   ELIGIBILITY

         6.1. GENERAL. Awards may be granted only to individuals who are (i) officers or other key employees (including employees who also are directors or officers) of the Company or a Subsidiary, or (ii) bona fide consultants to the Company or a Subsidiary, as determined by the Committee.

                                    ARTICLE 7
                                  STOCK OPTIONS

         7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

                  (a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Committee. The Committee may elect to grant Non-Qualified Stock Options with an exercise price per share of Stock less than the Fair Market Value of a share of Stock on the date any such Non-Qualified Stock Option is granted.

                  (b) TIME AND CONDITIONS OF EXERCISE.

                  (i) The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

                  (ii) In connection with the grant of any Options, the Committee may provide in the Option Agreement for the termination of all or any portion of the Options under certain circumstances, including, without limitation, termination of a Participant's employment, provided that the Committee may distinguish among various causes of termination as the Committee deems appropriate. In addition, the Committee may provide, through the Option Agreement or otherwise, that if a Participant's employment is terminated: (i) such Participant's Option(s) may be exercised for specified periods thereafter but no later than the expiration date of such Option; (ii) to the extent not fully exercisable on the date of termination of employment, such Option may continue to become exercisable within the term of the Option; or (iii) some or all of the Options not fully exercisable on the date of termination of employment may be deemed fully exercisable. A Participant's employment shall be deemed to terminate on the last date for which he or she receives a regular wage or salary payment (excluding severance payments unless otherwise provided in the Option Agreement). Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur where the Participant transfers from the Company to one of



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         its Subsidiaries, transfers from a Subsidiary to the Company or transfers from one Subsidiary to another Subsidiary.

                  (c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Without limiting the power and discretion conferred on the Committee pursuant to the preceding sentence, the Committee may, in the exercise of its discretion, but need not, allow a Participant to pay the exercise price of an Option by directing the Company to withhold from the shares of Stock that would otherwise be issued upon exercise of the Option that number of shares having a Fair Market Value on the exercise date equal to the exercise price, all as determined pursuant to rules and procedures established by the Committee.

                  (d) EVIDENCE OF GRANT. All Options shall be evidenced by a written Option Agreement between the Company and the Participant.
         The Option Agreement shall include such provisions as may be specified by the Committee.

         7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock
Options granted under the Plan must comply with the following additional rules:

                  (a) EXERCISE PRICE. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

                  (b) EXERCISE. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

                  (c) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Option is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.

                  (d) TEN PERCENT OWNERS. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

                  (e) EXPIRATION OF INCENTIVE STOCK OPTIONS. No award of an Incentive Stock Option may be made pursuant to the Plan on or after the tenth anniversary of the Effective Date.

                  (f) RIGHT TO EXERCISE. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.



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                  (g) INTERPRETATION OF INCENTIVE STOCK OPTIONS. In interpreting this Section 7.2 of the Plan and the provisions of individual Option Agreements granting Incentive Stock Options, the Committee shall be governed by the principles and requirements of Sections 421, 422 and 424 of the Code, and applicable Treasury Regulations.

                                    ARTICLE 8
                             RESTRICTED STOCK AWARDS

         8.1. GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

         8.2. ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

         8.3. FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

         8.4. CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

                                    ARTICLE 9
                    GENERAL PROVISIONS APPLICABLE TO AWARDS

         9.1. STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.



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         9.2. EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 9.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

         9.3. TERM OF OPTION. The term of each Option shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of grant.

         9.4. LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. No Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order as defined in Section 414(p)(1)(B) of the Code, if the order satisfies Section 414(p)(1)(A) of the Code.

         9.5. STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

         9.6. CHANGES IN CONTROL.

                (a) Change in Control Followed by Employment Termination. In the event that a Change in Control shall occur and an employee Participant's employment shall terminate, except as provided in the next sentence, within twelve (12) months after the Change in Control, then (i) all unexercised Awards (whether vested or not vested) shall automatically become one hundred percent (100%) vested immediately, (ii) no other terms, conditions, restrictions or limitations shall be imposed upon any such Awards after such date, and in no circumstance shall an Award be forfeited on or after such date, and (iii) all such Awards shall be valued on the basis of the greater of the Change in Control Price or the Fair Market Value on the date of such termination, and such value shall promptly be paid to the Participant in cash by the Company or its successor. The foregoing shall not apply if employment termination is due to (i) death, (ii) disability entitling the Participant to benefits under the Company's or its successor's long-term disability plan, (iii) Cause, or (iv) resignation (other than (A) resignation from a declined reassignment to a job that is not reasonably equivalent in responsibility or compensation or that is not in the same geographic area, or (B) resignation within 30 days following a reduction in base pay).

                (b) Automatic Acceleration and Cash-Out. Upon a Change in Control that results directly or indirectly in the Stock (or the stock of any successor to the Company received in exchange for Stock) ceasing to be publicly traded in a national securities market, (i) all unexercised Awards (whether vested or not vested) shall automatically become one hundred percent (100%) vested immediately, (ii) no other terms, conditions, restrictions or limitations shall be imposed upon any such Awards after such date, and in no circumstance shall an Award



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be forfeited on or after such date, and (iii) all such Awards shall be valued on the basis of the Change in Control Price, and such value shall promptly be paid to the Participant in cash by the Company or its successor.

                (c) Miscellaneous. Upon a Change in Control, no action, including, without limitation, the amendment, suspension or termination of the Plan, shall be taken that would adversely affect the rights of any Participant or the operation of the Plan with respect to any Award to which a Participant may have become entitled hereunder on or prior to the date of the Change in Control or to which such Participant may become entitled as a result of such Change in Control.

         9.7. MODIFICATION, EXTENSION AND RENEWAL. The Committee may modify, renew or accept the surrender of outstanding Awards issued under the Plan (or the surrender of similar grants issued under any other plan of the Company or a Subsidiary), including the acceleration or waiver of any vesting or other restrictions or limitations, or the conversion of such Awards (with appropriate adjustments) to be applicable to the securities of any successor corporation to the Company, and the Committee may authorize new Awards pursuant to the Plan in substitution for any outstanding Awards. Any substituted, modified or converted Awards may bear such different or additional terms and conditions as the Committee shall deem appropriate within the limitations of the Plan. The determination of the Committee as to the terms of any of the foregoing may be made without regard to whether a Change in Control has or has not occurred (or whether the Committee has determined that any event shall not be considered to be a Change in Control) and shall be conclusive and binding notwithstanding the provisions of the respective agreements regarding exercisability. Any fractional shares resulting from any of the foregoing adjustments under this Section shall be disregarded and eliminated. However, no modification of an Award shall, without the consent of the Participant holding the Award, adversely affect the rights or obligations of such Participant with respect to such Award.

                                   ARTICLE 10
                          CHANGES IN CAPITAL STRUCTURE

         10.1. GENERAL. If the Company's outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, combination of shares, stock dividend, or transaction having similar effect, the Board shall proportionately and appropriately adjust (i) the number of shares of Stock authorized and reserved for grants under the Plan as set forth in Section 5.1, (ii) the number of shares of Stock that may be subject to one or more Options granted to any one Participant in any one taxable year as set forth in Section 5.4, and (iii) the number and kind of shares that are subject to each Option and the exercise price per share, without any change in the aggregate price to be paid therefor upon exercise of each Option.

                                   ARTICLE 11
                     AMENDMENT, MODIFICATION AND TERMINATION

         11.1. AMENDMENT, MODIFICATION AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan without stockholder approval; provided, however, that the Committee may condition



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any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.


         11.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

                                   ARTICLE 12
                               GENERAL PROVISIONS

         12.1. NO RIGHTS TO AWARDS. No Participant or employee shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants and employees uniformly.

         12.2. NO STOCKHOLDER RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

         12.3. WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

         12.4. NO RIGHT TO EMPLOYMENT. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

         l2.5. UNFUNDED STATUS. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to the Plan, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

         12.6. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Subsidiary.

         12.7. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

         12.8. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.



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         12.9. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         12.10. FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

         12.11. SECURITIES LAW COMPLIANCE. It is intended that the provisions of the Plan and any grant of Awards hereunder shall comply in all respects with the terms and conditions of Rule 16b-3 under the Exchange Act, or any successor provisions, as it relates to persons subject to the reporting requirements of
Section 16(a) of the Exchange Act. Any agreement granting any Awards shall contain such provisions as are necessary or appropriate to assure such compliance. To the extent that any provision hereof is found not to be in compliance with such Rule as it relates to such Act, such provision shall be deemed to be modified so as to be in compliance with such Rule, or if such modification is not possible, shall be deemed to be null and void, as it relates to such Participant.

         12.12. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

         12.13. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.


         IN WITNESS WHEREOF, Renal Care Group, Inc., acting by and through its duly authorized officers, has executed this instrument as of the 4th day of September 1997.

ATTEST:                                          RENAL CARE GROUP, INC.


By: /s/ Ronald Hinds                             By: /s/ Sam A. Brooks, Jr.
    ------------------------                         ---------------------------
    Ronald Hinds, Secretary                          Sam A. Brooks, Jr.
                                                     President
                                                     and Chief Executive Officer






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